Exhibit 99.2
Pennsylvania Commerce Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the				At or for the
	Three Months Ending				Twelve Months Ended
	December 31,				December 31,
(in thousands, except per share amounts)	2006	2005	% Change		2006	2005	% Change

Income Statement Data:

Net interest income	$12,990	$13,147	(1	) %	$52,791	$50,905	4%
Provision for loan losses	225	140	61		1,634	1,560	5
Noninterest income	5,200	2,960	76		18,752	14,156	32
Total Revenues	18,190	16,107	13		71,543	65,061	10
Noninterest operating expenses	16,010	13,790	16		59,294	50,403	18
Net income	1,522	1,476	3		7,254	8,817	(18)

Per Common Share Data:

Net income: Basic	$0.24	$0.24	0%		$1.18	$1.47	(20	) %
Net income: Diluted	0.24	0.23	4		1.12	1.38	(19)

Book Value					$16.27	$15.07	8%

Weighted average shares outstanding:
Basic	6,138	5,994			6,099	5,948
Diluted	6,360	6,366			6,381	6,318

Balance Sheet Data:

Total assets					$1,866,483	$1,641,121	14%
Loans (net)					973,033	815,439	19
Allowance for loan losses					9,685	9,231	5
Investment Securities					711,686	687,102	4
Total deposits					1,616,777	1,371,062	18
Core deposits					1,578,316	1,309,926	20
Stockholders' equity					101,108	91,643	10

Capital:

Stockholders' equity to total assets					5.42%	5.58%
Leverage Ratio					7.31	6.69
Risk based capital ratios:
Tier 1					10.00	9.79
Total Capital					10.72	10.61

Performance Ratios:

Cost of funds	3.36%	2.55%			3.14%	2.12%
Deposit Cost of Funds	2.85	2.01			2.42	1.73
Net interest margin	3.03	3.45			3.18	3.77
Return on average assets	0.33	0.36			0.41	0.61
Return on average total stockholders' equity	6.00	6.50			7.58	9.91

Asset Quality:

Net charge-offs to average loans outstanding					0.13%	0.02%
Nonperforming assets to total period-end assets					0.19	0.16
Allowance for loan losses to total period-end loans					0.99	1.12
Allowance for loan losses to nonperforming loans					287	364
Nonperforming assets to capital and reserves					3%	3%

Pennsylvania Commerce Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ending,

	December 2006			September 2006			December 2005
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities
Taxable	$724,879	$9,651	5.33%	$738,088	$9,876	5.35%	$720,099	$9,096	5.05%
Tax-exempt	1,619	25	6.18	1,618	25	6.18	2,616	48	7.34
Total securities	726,498	9,676	5.33	739,706	9,901	5.35	722,715	9,144	5.06
Federal funds sold	0	0	0.00	0	0	0.00	0	0	0.00
Loans receivable
Mortgage and construction	467,844	8,465	7.11	451,923	8,204	7.14	419,512	7,225	6.83
Commercial loans and lines of credit	281,668	5,709	7.93	266,821	5,509	8.08	213,487	4,016	7.46
Consumer	184,760	3,150	6.76	173,892	2,973	6.78	150,459	2,399	6.33
Tax-exempt	29,952	507	6.77	24,357	409	6.72	13,691	235	6.87
Total loans receivable	964,224	17,831	7.27	916,993	17,095	7.33	797,149	13,875	6.91
Total earning assets	$1,690,722	$27,507	6.44%	$1,656,699	$26,996	6.45%	$1,519,864	$23,019	6.03%

Sources of Funds
Interest-bearing deposits
Regular savings	$383,600	$2,571	2.66%	$368,467	$2,290	2.47%	$349,729	$1,669	1.89%
Interest checking and money market	712,341	7,162	3.99	600,658	5,732	3.79	548,212	4,132	2.99
Time deposits	196,628	2,064	4.16	193,738	1,951	4.00	186,364	1,539	3.28
Public funds time	28,256	328	4.61	32,133	351	4.33	38,623	358	3.68
Total interest-bearing deposits	1,320,825	12,125	3.64	1,194,996	10,324	3.43	1,122,928	7,698	2.72
Short-term borrowings	112,868	1,544	5.35	219,130	3,003	5.36	163,410	1,723	4.13
Junior subordinated debt	29,400	661	8.99	13,943	361	10.36	13,600	355	10.44
Total interest-bearing liabilities	1,463,093	14,330	3.88	1,428,069	13,688	3.79	1,299,938	9,776	2.98
Noninterest-bearing funds (net)	227,629			228,630			219,926
Total sources to fund earning assets	$1,690,722	$14,330	3.36	$1,656,699	$13,688	3.27	$1,519,864	$9,776	2.55
Net interest income and margin
on a tax-equivalent basis		$13,177	3.08%		$13,308	3.18%		$13,243	3.48%
Tax-exempt adjustment		186			152			96
Net interest income and margin		$12,991	3.03%		$13,156	3.14%		$13,147	3.46%

Other Balances
Cash and due from banks	$49,778			$51,904			$40,389
Other assets	86,285			82,357			68,539
Total assets	1,826,785			1,790,960			1,628,792
Demand deposits (noninterest-bearing)	255,903			258,786			232,279
Other liabilities	7,162			7,699			6,435
Stockholders' equity	100,627			96,406			90,140

CONTACT: Pennsylvania Commerce Bancorp, Inc.
                      Gary L. Nalbandian or Mark A. Zody, 800-653-6104

SOURCE:  Pennsylvania Commerce Bancorp, Inc.